Exhibit 107.1

Calculation of Filing Fee Tables
Form S-3
(Form Type)
Centerspace
(Exact Name of Registrant as Specified in Its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, no par value per share (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Equity	Preferred Shares of Beneficial Interest, no par value per share (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Warrants (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Units (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	The securities registered hereunder include an indeterminate number of (i) common shares of beneficial interest, (ii) preferred shares of beneficial interest, (iii) warrants and (iv) units. There are also being registered hereunder an indeterminate number of common shares and preferred shares issuable upon conversion, exchange or exercise of any securities that provide for such issuance.